SinoCoking Announces Fiscal First Quarter 2011 Financial Results

PINGDINGSHAN, China, Nov 16, 2010 /PRNewswire-Asia-FirstCall/ -- SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq:SCOK - News) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, announced financial results for the first quarter ended September 30, 2010.

First Quarter 2011 Highlights:

•	Sale of coke products increased 52.63% to $9.12 million in three month period ended Sept. 30, 2010 from$5.98 million during the same period in 2009.

•	Total revenue decreased by 28.25% from fiscal first quarter. This revenue decrease is directly related to the Government mandated province-wide mining moratorium.

•
The average selling price for three of the Company's four product categories increased over 2009 levels: coke was up 10.78%, coal tar by 25.26% and washed coal by 17.96%, while raw coal was down by 11.7%.

•
New coking facility construction remains on track for completion by second quarter of CY2011; This will expand current capacity from 250,000 metric tons (MT) to 1.1 million MT upon completion and is expected to enhance margins.

•	Company remains on schedule to complete 4 more mine acquisitions prior to March 31, 2011.

"During the first quarter of fiscal 2011, we saw an increase in coke demand as well as in prices for almost all product categories", said Mr. Jianhua Lv, Chairman and Chief Executive Officer of SinoCoking. "We continue to feel the negative effects of the current provincial mining moratorium on our business but are focusing our efforts on areas of the business we can control. We are encouraged by the progress we are making on both the construction of our new 900,000 metric ton coking facility our previously announced acquisitions. Furthermore, we continue to see a healthy overall market demand for coal, coke, and related products across China, and are confident SinoCoking is in a very strong position to take advantage of these market conditions moving forward".

First Quarter 2011 Results

Revenues

SinoCoking's revenues decreased by $5,120,999 or 28.25%, in three months period ended September 30, 2010, with total revenues of $13,008,462 as compared to $18,129,461 for the same period ended September 30, 2009.

Cost of Revenue

Cost of revenue decreased from $9,069,065 for the first quarter of fiscal 2011 ended September 30, 2010, to$8,364,109 for the same period of fiscal 2010. The decrease in cost of revenue was primarily a result of a sharp decrease in the cost of coal products sold. This was moderately offset by the increase of cost of coke products sold.

Gross Profit

Gross profit decreased by $4,416,043 or 48.74%, to $4,644,353 in the three month period ended September 30, 2010 from $9,060,396 in the same period in fiscal year 2010. The main reason for the decrease was the decrease of coal products revenue and the increase in the unit cost of coke sold. Gross profit margin decreased from 50.0% for the three months ended September 30, 2009 to 35.7% for the three months ended September 30, 2010. This decrease is due mainly to the fact the Company purchased more coal from its external suppliers which drove up costs to produce coke products and washed coal products during the first quarter of fiscal year 2011.

Operating Expenses

Operating expenses, which consist of selling expenses and general and administrative expenses, increased by $592,498, or 138.72% in three month period ended September 30, 2010, as compared to the same period in 2009. Selling expenses actually decreased by $110,810 because the Company changed its sales policy which, in turn, led to a decrease in transportation expenses. In addition, marketing expenses also decreased. General and administrative expenses increased from $231,839, to $935,147 in the three month period ended September 30, 2010 mainly due to expenses related to being a public company.

Provision for Income Taxes

Provision for income taxes decreased by $1,040,222, for the three month period ended September 30, 2010, as compared to the same period ended September 30, 2009, due primarily to the Company's decrease in gross profit and increase in operating expenses.

GAAP Net Income

Net income was $15,481,998 for three month period ended September 30, 2010, as compared to $6,547,377for the same period in 2009.

Adjusted Net Income and Adjusted EPS

The Company uses non-GAAP adjusted net income to measure the performance of the Company's business internally by excluding non-cash charges related to warrants, and believes that the non-GAAP adjusted financial measure allows the Company to focus on managing business operating performance because the measure reflects the Company's essential operating activities and provides a consistent method of comparison to historical periods. Excluding those non-cash expenses, adjusted net income for the three-month period ended September 30, 2010 was $2.6 million compared with $6.5 million in the same period in 2009.

Adjusted diluted EPS were $0.12 for the three months ended September 30, 2010, and $0.50 for the three months ended September 30, 2009.

Liquidity and Capital Resources

The Company had approximately $6.2 million of cash and $27.5 million of restricted cash at September 30, 2010. Net cash provided by financing activities was $496,213 for the three-month period ended September 30, 2010, as compared with net cash used in financing activities in the amount of $1,766,967 for the same period in 2009. The Company deposited approximately $4.4 million to obtain credit in the form of 6-month notes totaling $8.9 million in order to finance its further investment for its 900,000 metric ton coking facility construction project as well as its trading business with Zhengzhou Coal Group.

On October 12, 2010, the letter of intent from the Pingdingshan Rural Cooperative to loan the Company up to RMB 300 million, which originally expired on June 30, 2010, was extended to October 11, 2011. Management presently anticipates that the Company's recent equity issuance, together with its potential access to credit and cash flow from operations, should provide sufficient capital resources to pursue and complete the construction of its new coking facility and proposed mine acquisitions.

Business Updates

While market demand for coke products began increasing during the first quarter of fiscal 2011, limited coal supply in Henan province due to the ongoing mining moratorium caused the Company's sales of coal products to decrease dramatically when compared with same period ended September 30, 2009. This resulted in a decrease in total revenue and gross profit. In the first quarter of fiscal 2011, 66.95% of the Company's revenue was from coke products and 33.05% from coal products, compared with the 29.85% and 70.150% for the same period a year ago, respectively.

Starting in the second quarter of fiscal 2010, the Henan provincial government moved forward to consolidate all small-and-mid-sized coal mines with annual production capacity between 150,000 metric tons and 300,000 metric tons, and a moratorium on mining is imposed on these mines until such time when the consolidation process is completed. While the government's intention to improve mining efficiency and reduce accidents through consolidation is laudable, it has also significantly reduced available coal supply and drove up coal prices.

As the only non-state-owned coal company in Pindingshan to be granted consolidator status, SinoCoking remains in active discussions with 20 non-state-owned mining companies potentially representing 3 million metric tons of combined annual capacity. The Company presently intends to complete 4 acquisitions before March 31, 2011, and 9 in total by the end of fiscal 2011. Including the two acquisitions announced in July with a combined annual production capacity of 300,000 metric tons, SinoCoking will potentially have 550,000 metric tons of total mining capacity. The Company is making its best effort to reach the aggregated one million metric ton annual capacity threshold.

Coal Trading

As previously announced On September 10, 2010, the Company entered into a long term agreement with Zhengyun Coal Distribution Co., Ltd. ("Zhengyun Coal"), to purchase up to 3 million metric tons of raw and washed coal per year. Zhengyun Coal is a subsidiary and the sales division of Zhengzhou Coal Industry Group, one of the top six state-owned coal companies in Henan Province.

Pursuant to this agreement, SinoCoking will opportunistically take delivery of up to 50% of the raw coal and 60% of the washed coal to be used to generate trading revenues. Additionally, the Company will purify and select level 10 washed coal, which is highly demanded in the market from the raw coal provided by Zhengyun Coal, in order to increase the Company's product offerings, secure sufficient raw material for the 900,000 metric ton coking facility still under construction.

While the coal trading business had not commenced its operation during the quarter ended September 30, 2010, the Company expects this business to begin ramping up in the second fiscal quarter of 2011 and to have a positive effect on both revenue and profit moving forward.

Coking Operations

In the first quarter of fiscal 2011, as market demand for coke began increasing, the Company increased its coke production and sales which boosted both revenue and gross profit for the first quarter. Additionally, construction on the Company's new coking facility is ongoing. With an estimated production capacity of 900,000 metric tons per year, the new facility, once completed, will allow the Company to use a broader range of coal inputs compared to its existing coking plant, thereby reducing input costs. The as yet completed facility is also expected to increase the number of higher-margin byproducts the Company can potentially sell, including benzol, sulfur and ammonium sulfate. Assuming current spot prices for coke and various byproducts, this facility, if at full capacity, will generate approximately $100-$110 million of revenues and $20-$25 million of net income per year.

The Company initially projected approximately $70 million of capital expenditures to complete construction of the new coking facility. Through September 30, 2010, $28.5 million has been spent. Management expects to complete construction by June, 2011 and to commence production immediately thereafter.

Conference Call

Mr. Jianhua Lv, Chairman and CEO, and Mr. Sam Wu, CFO, will host an earnings conference at 9:00 am EST on Wednesday, Nov 17, 2010. To attend the call, please use the dial in information below. When prompted, ask for the "SinoCoking and Coke Chemical Industries Corporate Update Call" and/or be prepared to provide the conference ID.

Date:	Wednesday, November 17, 2010
Time:	9:00 am Eastern
Conference Line Dial-In (U.S.):	1-888-428-9480
International Dial-In:	1-719-325-2317
Conference ID:	3034187

Please dial in at least 10-minutes before the call to ensure timely participation.
A playback of the call will be available from 12:00 Noon Eastern Time on November 17, 2010 until 11:59 pm Eastern Time on November 24, 2010. To listen, call 1-888-203-1112 within the United States or 1-719-457-0820 when calling internationally. Please use the replay pin number 3034187.

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (Nasdaq:SCOK - News), is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking currently has mining rights and capacity to extract 300,000 metric tons of coal per year from its own mines located in the Henan Province in central China. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking, a Floridacorporation, owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, aBritish Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. ("Hongyuan"), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. ("Hongli"), Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

SinoCoking Coal and Coke Chemical Industries, Inc.
Sam Wu
Chief Financial Officer
Tel: +86-375-2882-999
Email: wuzan@vip.sina.com

Financial Tables:

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30,	June 30,
	2010	2010
	(Unaudited)
CURRENT ASSETS
Cash	$6,216,987	$17,403,008
Restricted cash	27,489,000	22,902,000
Loans receivable	3,071,687	2,513,308
Notes receivable	29,940	1,045,830
Accounts receivable, trade, net	9,260,960	5,304,684
Other receivables	13,621,988	479,121
Other receivables - related parties	-	477,052
Inventories	1,459,288	2,261,816
Advances to suppliers	10,569,930	5,509,780
Total current assets	71,719,780	57,896,599

PLANT AND EQUIPMENT, net	21,973,819	20,930,413

OTHER ASSETS
Prepayments for land use rights	8,690,085	5,074,485
Prepayments for mine acquisitions	11,996,730	8,858,398
Prepayments for construction of new operating plant	16,165,167	16,789,806
Intangible - land use rights, net	1,906,825	1,892,292
Intangible - mineral rights, net	2,297,351	2,629,437
Other assets	114,123	103,110
Total other assets	41,170,281	35,347,528

Total assets	$134,863,880	$114,174,540

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$304,604	$291,750
Notes payable	19,461,000	2,946,000
Short term loans - bank	14,970,000	14,730,000
Short term loans - others	-	515,550
Due to related parties	298,599	51,381
Other payables and accrued liabilities	532,053	1,433,121
Customer deposits	160,041	106,830
Taxes payable	2,164,097	1,229,019
Total current liabilities	37,890,394	21,303,651

OTHER LIABILITIES
Warrant derivative liability	17,841,697	30,436,087
Total other liabilities	17,841,697	30,436,087

Total liabilities	55,732,091	51,739,738

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $0.001 par value, 100,000,000 authorized,
20,871,192 issued and outstanding as of
September 30, 2010 and June 30, 2010, respectively	20,871	20,871
Additional Paid-in capital	67,269	67,269
Statutory reserves	1,906,085	1,837,395
Retained earnings	74,855,724	59,373,726
Accumulated other comprehensive income	2,281,840	1,135,541
Total shareholders' equity	79,131,789	62,434,802

Total liabilities and shareholders' equity	$134,863,880	$114,174,540

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended
	September 30,
	2010	2009

REVENUE	$13,008,462	$18,129,461

COST OF REVENUE	8,364,109	9,069,065

GROSS PROFIT	4,644,353	9,060,396

OPERATING EXPENSES:
Selling	84,467	195,277
General and administrative	935,147	231,839
Total operating expenses	1,019,614	427,116

INCOME FROM OPERATIONS	3,624,739	8,633,280

OTHER INCOME (EXPENSE), NET
Finance expense, net	(56,950)	(96,724)
Other expense, net	(56,698)	(189)
Change in fair value of warrants	12,919,675	-
Total other income (expense), net	12,806,027	(96,913)

INCOME BEFORE INCOME TAXES	16,430,766	8,536,367

PROVISION FOR INCOME TAXES	948,768	1,988,990

NET INCOME	15,481,998	6,547,377

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,146,299	52,069

COMPREHENSIVE INCOME	$16,628,297	$6,599,446

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	20,871,192	13,117,952
Diluted	21,288,959	13,117,952

EARNINGS PER SHARE
Basic	$0.74	$0.50
Diluted	$0.73	$0.50

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the three months ended
	September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,481,998	$6,547,377
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	413,694	713,242
Amortization and depletion	386,521	999,147
Change in fair value of warrants	(12,919,675)	-
Warrants granted for service	325,285	-
Reservation of mine maintenance fee	67,864	-
Change in operating assets and liabilities
Notes receivable	1,020,510	(815,123)
Accounts receivable, trade	(3,823,314)	(1,077,033)
Other receivables	(1,441,009)	41,654
Inventories	829,288	(3,072,988)
Advances to suppliers	(4,910,761)	25,194
Accounts payable, trade	11,546	635,049
Other payables and accrued liabilities	(922,311)	1,780,227
Customer deposits	50,851	(1,057,880)
Taxes payable	904,050	703,653
Net cash (used in) provided by operating activities	(4,525,463)	5,422,519

CASH FLOWS FROM INVESTING ACTIVITIES:
Principal of loans receivable	(2,042,695)	-
Repayment of loans receivable	1,497,006	-
Payments on equipment and construction-in-progress	(220,230)	(3,114,495)
Prepayment on land use rights	(3,490,440)	-
Prepayment of mine acquisitions	(2,958,000)	-
Net cash used in investing activities	(7,214,359)	(3,114,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in restricted cash	(4,437,000)	-
Cash proceeds from notes payables	4,732,800	-
Repayments to short-term loans	(517,650)	(1,737,329)
Proceeds from short-term loans	-	34,537
Proceeds from (payments to) related parties	718,063	(64,175)
Net cash provided by (used in) financing activities	496,213	(1,766,967)

EFFECT OF EXCHANGE RATE ON CASH	57,588	56,555

(DECREASE) INCREASE IN CASH	(11,186,021)	597,612

CASH, beginning of period	17,403,008	278,399

CASH, end of period	$6,216,987	$876,011

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$556,124	$1,843,669
Cash paid for interest expense	$42,595	$61,596

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Bank loan interest paid by shareholder	$162,690	$-
Notes payables not delivered to payee	$11,536,200	$-
Transferred from Long-term prepayment to construction-in-progress	$887,400	$-